 ______________________________________________________________________________________________

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

SANTO MINING CORP.

(Name of Registrant as Specified in Its Charter)

______________________________

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No:

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4)	Date Filed:

SANTO MINING CORP.

AVENIDA SARASOTA NO. 20

TORRE EMPRESARIAL AIRD, SUITE #1103

LA JULIA, SANTO DOMINGO, DOMINICAN REPUBLIC

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

To the Holders of Common Stock of Santo Mining Corp.:

The accompanying Information Statement is being furnished to the holders of shares of the common stock of Santo Mining Corp. (the "Company" or “Santo Mining”), a Nevada corporation.  The Board of Directors (the "Board") is not soliciting your proxy and you are requested not to send us a proxy.  The purpose of this Information Statement is to notify you of the following actions already approved by written consent of a majority of the voting stockholders and the Board:

•         To approve the adoption of a reverse stock split of the Company’s common stock in a ratio of one (1) share for every two hundred (200) existing shares of common stock outstanding. There will be no change in the authorized shares of common stock of the Company and any fractional shares will be rounded up (the “Reverse Split”).

The Reverse Split has been approved by the Board of Directors and the stockholders of action by written consent (the “Written Consent”) as of September 19, 2014 (the “Record Date”) by the majority stockholder holding 50.55% of the voting rights of the outstanding shares of our common stock, par value $0.00001 per share (the “Common Stock”) consisting of 32,819,520 shares of Common Stock and 100,000 shares of Series A Preferred Stock (the “Series A Preferred Stock”), where each share of Series A Preferred Stock is entitled to 5,000 votes of Common Stock for each share of Series A Preferred Stock. In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, the Reverse Split will become effective no sooner than twenty (20) days after we mail this notice and the accompanying Information Statement to our stockholders.

The written consent of a majority of the voting shareholders was in accordance with Section 78.320 of the Nevada Revised Statutes, our Articles of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting, and, as a result, no further action by any other stockholder is required to approve the actions and we have not and will not be soliciting your approval of the Reverse Split.

This notice and the accompanying Information Statement are being mailed to our stockholders on or about October __, 2014.

This Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. It contains a description of the Reverse Split, as well as summary information regarding the transactions covered by the Information Statement. We encourage you to read the Information Statement thoroughly. You may also obtain information about us from publicly available documents filed with the Securities and Exchange Commission (the “SEC”). We may provide only one copy of the Information Statement to shareholders who share an address, unless we have received instructions otherwise. If you share an address, your household has received only one copy of this Information Statement and you wish to receive another copy, please contact our corporate secretary at the address or telephone number above. If you have received multiple copies and only wish to receive one copy of our SEC materials, you also may contact us at the address and phone number above.

This is not a notice of a special meeting of shareholders and no shareholder meeting will be held to consider any matter which is described herein.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON OR ABOUT

OCTOBER __, 2014.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A   PROXY.

By Order of the Board of Directors

October __, 2014	/s/ Alain French
Alain French Director, President and Chief Executive Officer

SANTO MINING CORP.

AVENIDA SARASOTA NO. 20

TORRE EMPRESARIAL AIRD, SUITE #1103

LA JULIA, SANTO DOMINGO, DOMINICAN REPUBLIC

____________________________________________

INFORMATION STATEMENT

October __, 2014

Action by Written Consent of Majority Stockholders

__________________________________

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                                                                         GENERAL INFORMATION

In this Information Statement we refer to Santo Mining Corp., a Nevada corporation, as the “Company,” “we,” “us,” or “our.”

This Information Statement is furnished by the Board of Directors (the “Board”) of Santo Mining Corp., a Nevada corporation (the “Company” or “We”) to inform the stockholders of action already approved by written consent (the “Written Consent”) as of September 19, 2014 (the “Record Date”) by the majority stockholder, Alain French (the “Majority Stockholder”).  As of the Record Date, the Majority Shareholder held of record 32,819,520 shares of our common stock (the “Common Stock”) and 100,000 shares of our Series A Preferred Stock (the “Series A Preferred Stock”), which represented approximately 50.55% of the total outstanding voting shares.  Each share of our Series A Preferred Stock has the equivalent of 5,000 votes on each matter submitted to stockholders.

Action by Written Consent

The following actions were approved by the written consent of the holders of a majority of our outstanding voting stock as of the Record Date, which we refer to as the Written Consent, in lieu of a special meeting:

●

A reverse stock split of the Company’s common stock in a ratio of one (1) share for every two hundred (200) existing shares of common stock outstanding (the “Reverse Split”), subject to Stockholder approval, in accordance with the Nevada Revised Statutes (“the NRS”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the action.

The Reverse Split is more fully described in the accompanying Information Statement.  The Written Consent was in accordance with the Section 78.320 of the Nevada Revised Statutes, our Articles of Incorporation and our bylaws, each of which permits that any action which may be taken at a meeting of the shareholders may also be taken by the written consent of the holders of a majority of the voting power to approve the action at a meeting.  The accompanying Information Statement is being furnished to all of our shareholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder, solely for the purpose of informing out shareholders of the action taken by the Written Consent before it becomes effective.   This information statement will be mailed on or about October __, 2014 to stockholders of the Record Date.

Pursuant to the Written Consent on September 19, 2014, the Majority Stockholder approved the Reverse Split.

The Reverse Split was unanimously approved by our Board of Directors on September 19, 2014.

This Information Statement contains a brief summary of the material aspects of the Action approved by the Board and the Majority Shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

RECOMMENDATION OF THE BOARD OF DIRECTORS

This Information Statement is being furnished to the shareholders of Santo Mining Corp., a Nevada corporation, in connection with the prior approval by our Board of Directors and the approval by written consent of the Majority Shareholders to authorize the Board of Directors to undertake a Reverse Split of all outstanding shares of Common Stock by a factor of one-for-two hundred (1-for-200) at such time and as the Board of Directors shall determine. Fractional shares will be rounded up to the nearest whole share.

The Board of Directors believes that consummation of the Reverse Split is in the best interests of the Company and its shareholders. Accordingly, on September 19, 2014, the Board of Directors unanimously approved the Reverse Split and directed that they be submitted for shareholder approval.

Under Nevada law and our Articles of Incorporation, as amended, the affirmative vote of a majority of the votes entitled to be cast by holders of all shares of the Company’s Common Stock, par value $0.00001 per share (“Common Stock”) is required to approve the Reverse Split. Under our Articles of Incorporation, as amended, each share of Common Stock is entitled to one vote per share and each share of Series A Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”), is entitled to 5,000 votes of Common Stock for each share of Series A Preferred Stock. As of September 19, 2014, there were outstanding 554,052,836 shares of Common Stock. As permitted by the Nevada Revised Statutes, on September 19, 2014, the Company received a written consent in lieu of a meeting of shareholders from holders of an aggregate of 32,819,520 shares of Common Stock and 100,000 shares of Series A Preferred Stock representing approximately 50.55% of the total Common Stock voting rights approving the Reverse Split.

SHAREHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE REVERSE SPLIT. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER THE REVERSE SPLIT.

The Reverse Split will not become effective until at least 20 calendar days following the date of mailing of this Information Statement to our shareholders.

This Information Statement is furnished for the purposes of informing shareholders, in the manner required under the Securities Exchange Act of 1934, as amended, of the Reverse Split before it is consummated. This Information Statement is first being mailed on or about October __, 2014 to holders of record of Common Stock as of the close of business on September __, 2014.

ABOUT THE INFORMATION STATEMENT

The following information in question and answer format summarizes many of the material terms of the Company’s proposed Reverse Split. For a complete description of the terms and conditions of the Reverse Split, you are advised to carefully read this entire Information Statement and the other documents referred to herein.

What Vote Is Required To Approve The Reverse Split?

Approval of the Reverse Split requires the affirmative vote of the holders of not less than a majority of the votes entitled to be cast by holders of record of the 554,052,8365 issued and outstanding shares of common stock as of September 19, 2014.

Who Voted in Favor Of The Shareholder Action?

Shareholders owning an aggregate of 32,819,520 shares of our Common Stock and 100,000 shares of our Series A Preferred Stock, with where each share of Series A Preferred Stock is entitled to 5,000 votes of Common Stock for each share of Series A Preferred Stock, voted in favor of the Reverse Split. Those shares represent approximately 50.55% of the voting power of Common Stock outstanding. Such shareholders shall be referred to as the “Majority Shareholders”.

Will the Shareholders That Voted In Favor of the Reverse Split Have Any Special Interest In The Shareholder Action?

Alain French, a director and sole officer of the Company, as the holder of 100,000 shares of Series A Preferred Stock, may be deemed to have an interest in the Reverse Split, as the voting preferences for each outstanding share of Series A Preferred Stock shall remain at a 5,000 to 1 basis and vote with the Company’s common stock, except as otherwise required under Nevada law.

Why Isn’t the Company Holding A Shareholders Meeting To Vote On the Proposed Reverse Split?

In order to lawfully close on the proposed Reverse Split, Nevada law requires that a majority of shares of Common Stock vote in favor of the proposed Reverse Split. The shareholders voting in favor of the proposed Reverse Split represent approximately 50.55% of the voting power of Common Stock. Therefore, management concluded that because approving a transaction by the written consent of shareholders can be faster than distributing a notice of meeting and proxy statement, and conducting a shareholder’s meeting, and in light of the fact that Company management wanted to expedite the closing of the proposed Reverse Split, management and the Board of Directors decided not to conduct a meeting of shareholders. Instead, the Majority Shareholders, representing a majority of the voting power of Common Stock signed written consents approving the Reverse Split and the transactions contemplated thereby.

What Rights Do Shareholders Have To Dissent From The Shareholder Action?

Company shareholders do not have dissenters’ rights or the right to seek the appraisal of their shares under Nevada law.

What Are The Income Tax Consequences Of The Shareholder Action?

There will be no federal or state income tax consequences to our Shareholders as a result of the Reverse Split.

What Will The Outstanding Stock Structure Be Following the Approval of the Reverse Split?

Once the reverse split and the increase in the authorized shares is completed, the Company will have the following common stock structure:

	Prior to Reverse Split			After Reverse Split
	Authorized	Issued	Available to Issue	Authorized	Issued	Available to Issue
Common Stock	5,000,000,000	532,819,520	4,467,180,480	5,000,000,000	2,664,098	4,997,335,903

Series A Preferred Stock	500,000	100,000	400,000	500,000	100,000	400,000

ACTIONS TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholders.

RECAPITALIZATION OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK THROUGH A REVERSE SPLIT

Summary

The Reverse Split authorizes our Board of Directors to undertake, at their discretion, a one-for-two-hundred (1-for-200) Reverse Split of our outstanding shares of Common Stock and outstanding options, warrants and other rights convertible into shares of Common Stock. Once implemented, the Reverse Split would result in each holder of our Common Stock on the Record Date owning fewer shares of Common Stock than they owned immediately before the Reverse Split, and outstanding options, warrants and other convertible rights will become exercisable to purchase a fewer number of shares of Common Stock at an exercise price per share increased by the factor of the Reverse Split. Fractional shares, options and warrants will be rounded up to the nearest whole. We will be authorized to implement the Reverse Split within the foregoing parameters if we chose to do so at any time and until such time as the authorization is revoked by a majority vote of our shareholders at a future regular or special meeting of the our shareholders.

The Reverse Stock Split will not affect in any manner the rights and preferences of our shareholders. There will be no change in the voting rights, right to participate in stock or cash dividends, or rights upon the liquidation or dissolution of the Company of holders of Common Stock; nor will the Reverse Split affect in any manner the ability of our shareholders to sell under Rule 144 or otherwise engage in market transactions in accordance with federal and state securities laws.

The Reverse Stock Split will also result in an automatic adjustment of any and all outstanding options, warrants and other rights exercisable or convertible into shares of our Common Stock. The adjustment will consist of an increase in the exercise price or conversion value per share by the factor of the Reverse Split and the number of shares issuable upon exercise or conversion will be reduced by the same factor. All other relative rights and preferences of holders of outstanding options, warrants and other rights convertible or exercisable into shares of our Common Stock shall remain unchanged.

Reason for Reverse Split and Effect of Increasing the Number of Authorized Shares

The Reverse Stock Split is being undertaken in connection with our balance sheet clean-up efforts in an attempt to compact our outstanding shares and increase our stock price to a meaningful level. It is the expectation of management that the Reverse Stock Split, in connection with our balance sheet clean-up efforts will allow us to sustain a more appropriate value for our stock.

Following the effectiveness of the Articles of Amendment, subject to the rounding up of fractional shares to the nearest whole number, our capitalization will change as follows and assuming the conversions above as of September 19, 2014:

	Prior to Reverse Split			After Reverse Split
	Authorized	Issued	Available to Issue	Authorized	Issued	Available to Issue
Common Stock	5,000,000,000	532,819,520	4,467,180,480	5,000,000,000	2,664,098	4,997,335,903

Series A Preferred Stock	500,000	100,000	400,000	500,000	100,000	400,000

The Board of Directors believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The purpose of increasing the number of authorized shares of Common Stock is to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation:

•	conversion and extinguishment of convertible debt and securities

•	future acquisitions

•	investment opportunities

•	stock splits

•	stock dividends or other distributions

•	future financings and other corporate purposes

The additional shares of common stock for which authorization is sought would be part of the existing class of Common Stock, if and when issued. No further shareholder approval is required to issue the additional shares. These shares will have the same rights and privileges as the shares of Common Stock currently outstanding. Holders of the Company's Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issues of Common Stock or securities convertible into Common Stock.

Principal Effects of the Reverse Split

If implemented, the principal effects of a reverse stock split would include the following:

The Common Stock resulting from the Reverse Split will remain fully paid and non-assessable. A reverse stock split will not affect the public registration of the Common Stock under the Securities Exchange Act of 1934.

The Reverse Split will be affected simultaneously for all of our Common Stock and the exchange number will be the same for all of our Common Stock. Other than as disclosed below under “Interest of Certain Persons in or Opposing to Matters to be Acted Upon,” the Reverse Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our shareholders owning a fractional share. As described below, fractional shares resulting from the Reverse Split will be rounded up to the nearest whole share. The reverse stock split is not intended as, and will not have the effect of, a “going private” transaction under Rule 13e-3 of the Securities Exchange Act of 1934, as amended. We will continue to be subject to the periodic reporting requirements of the Exchange Act following the Reverse Split.

Certain Risk Factors Associated with the Reverse Split

There can be no assurance that the total market capitalization of the Company’s Common Stock (the aggregate value of all the Company’s Common Stock at the then market price) after the proposed Reverse Split will be equal to or greater than the total market capitalization before the proposed Reverse Split or that the per share market price of the Company’s Common Stock following the Reverse Split will either equal or exceed the current per share market price.

There can be no assurance that the market price per new share of the Company’s Common Stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Company’s Common Stock outstanding before the Reverse Split. Accordingly, the total market capitalization of the Company’s Common Stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of the Company’s Common Stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split. The actual number of shares required to convert or extinguish certain of the Company’s outstanding convertible debt will depend on the trading price of the Common Stock, and the ability of management to negotiate, modify, or extinguish portions of the outstanding convertible debt.

If the Reverse Split is effected, the resulting per share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the Company’s Common Stock may not improve.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s Common Stock may not necessarily improve.

A decline in the market price of the Common Stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split and the liquidity of the Company’s Common Stock could be adversely affected following such a Reverse Split.

If the Reverse Split is affected and the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of the Company’s Common Stock will, however, also be based on the Company’s performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the reduced number of shares that would be outstanding after the Reverse Split could adversely affect the liquidity of the Company’s Common Stock.

The Board may delay or abandon the Reverse Split as it determines is advisable considering relevant market conditions from time to time. The Board believes that approval of this discretion provides the Board with maximum flexibility to react to current market conditions and to the needs of prospective investors in the Company, and to therefore act in the best interests of the Company and its shareholders.

Procedure for Effecting a Reverse Stock Split and Effect on Stock Certificates

If the Board of Directors decides to implement the Reverse Stock Split, the Company will be required to file with the Secretary of State of the State of Nevada articles of amendment to the Company’s Articles of Incorporation (as previously amended). The Reverse Stock Split will become effective at the time and on the date approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”) for trading of our Common Stock ex-dividend, which will be referred to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Split.

Upon the effectuation of any Reverse Split, we intend to treat shareholders holding stock in "street name," through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to affect the Reverse Split for their beneficial holders, holding the stock in "street name." However, such banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Our registered shareholders may hold some or all of their shares electronically in book-entry form. These shareholders will not have stock certificates evidencing their ownership of the stock. These shareholders are, however, provided with a statement reflecting the number of shares registered in their accounts. If you hold shares in book-entry form, you do not need to take any action to receive your new shares. A transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

Some of our registered shareholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you do not need to take any action to exchange your stock certificate. If a Reverse Split is effected, shareholders may continue to make sales or transfers using their old stock certificates. On request, we will issue new certificates to anyone who holds old stock certificates in exchange therefor. Any request for new certificates into a name different from that of the registered holder will be subject to normal stock transfer requirements and fees, including proper endorsement and signature guarantee, if required.

The Reverse Split will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Nevada, which shall occur at such time as determined by the Board of Directors, but no sooner than 20-days after the mailing of this Information Statement. The Board of Directors, at its discretion, may file the Articles of Amendment or abandon it, if the Board of Directors determines that such action is not in the best interests of the Company and its shareholders.

No Fractional Shares

No scrip or fractional share certificates will be issued in connection with the Reverse Split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of our Common Stock not evenly divisible by the Reverse Split ratio will be entitled, upon surrender of certificate(s) representing such shares, to receive an additional whole share.

Authorized Shares

The Reverse Split would not change the number of authorized shares of our Common Stock designated in our Articles of Incorporation. Therefore, because the number of issued and outstanding shares of our Common Stock would decrease, the number of shares available for issuance under our authorized pool of Common Stock would increase from approximately 4,467,180,480  shares to approximately 4,997,335,903  shares.

Potential Anti-Takeover Effect

The proposed Reverse Split is not part of any plan to adopt a series of amendments having an anti-takeover effect, and the Company’s management presently does not intend to propose anti-takeover measures in future proxy solicitations. Subject to the limitations of Nevada law, it could be possible to use the additional shares of Common Stock that would become available for issuance if the Reverse Split is approved to oppose a hostile takeover attempt or delay or prevent changes of control of the Company or changes in or removal of our management, including transactions that are favored by a majority of the independent shareholders or in which the shareholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, our Board of Directors could, without further shareholder approval, strategically sell shares of our Common Stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors. The Reverse Split is not being proposed in response to any effort, nor are we aware of any effort, to accumulate shares of our Common Stock or obtain control of the Company.

Our Articles of Incorporation and bylaws contain certain provisions that could make it more difficult for a third party to acquire a controlling interest without the consent of our board. These provisions may delay or prevent a change of control, even if the change of control would benefit the shareholders. In addition, the authority granted to the board by our Articles of Incorporation to issue shares of preferred stock and fix the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of any series so established could be used to delay or prevent a change of control. None of these provisions would be affected by the Reverse Split.

The voting preferences for each outstanding share of Series A Preferred Stock shall remain at a 5,000 to 1 basis and vote with the Company’s common stock, except as otherwise required under Nevada law. Such shares are held by the Company’s Chief Executive Officer. The Reverse Split will significantly increase the voting percentage of the Series A Preferred Stock.

Other Effects on Outstanding Shares

If the Reverse Split is implemented, the rights and preferences of the outstanding shares of our Common Stock would remain the same after the Reverse Split. Each share of Common Stock issued pursuant to the Reverse Split would be fully paid and nonassessable.

In addition, the Reverse Split would result in some shareholders owning “odd-lots” of fewer than 200 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 200 shares.

•	Every two-hundred (200) outstanding shares of the Common Stock will be combined into one new share of Common Stock;

•	The number of shares of Common Stock issued and outstanding will be reduced proportionately;

•	The total number of shares of Common Stock and preferred stock the Company is authorized to issue will be unchanged;

•	Appropriate adjustments will be made to stock options exercisable for shares of Common Stock granted under the Company’s stock option plans to maintain the economic value of the awards;

•

Proportionate adjustments would be made to the per share exercise price and conversion price and the number of shares issuable upon the exercise of all outstanding options and warrants, and conversion of convertible notes entitling the holders thereof to purchase shares of our Common Stock, which will result in approximately the same aggregate price being required to be paid for the Common Stock upon exercise of such options or warrants or conversion convertible notes immediately preceding the Reverse Split;

•	The voting preferences for each outstanding share of Series A Preferred Stock shall remain at a 5,000 to 1 basis and vote with the Company’s common stock; and

•

The voting preferences and conversion rights for each outstanding share of Series A Preferred Stock shall remain at a 5,000 to 1 basis and vote with the Company’s common stock, except as otherwise required under Nevada law.

Dissenter’s Rights of Appraisal

Neither Section 78.320 of the Nevada Revised Statutes nor our Articles of Incorporation or bylaws provide our stockholders with dissenters’ or appraisal rights in connection with the Action discussed in this Information Statement

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

As disclosed under the section entitled “Action to be Taken”, the Board, consisting of the sole member, Alain French, approved the Amendment, and Majority Stockholders of the Company further approved the Amendment. Alain French is our director, and sole officer of the Company.

Alain French also holds 100,000 shares, or 100%, of our Series A Preferred Stock. The voting preferences for each outstanding share of Series A Preferred Stock shall remain at a 5,000 to 1 basis and vote with the Company’s common stock, except as otherwise required under Nevada law. Such shares are held by the Company’s Chief Executive Officer. The Reverse Split will significantly increase the voting percentage of the Series A Preferred Stock. Therefore, Mr. French’s voting percentage shall increase from approximately 50.55% to 99.50%.

Except the foregoing and disclosed elsewhere in this Information Statement, being the commencement of our last financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	Any director or officer of our corporation;

2.	Any proposed nominee for election as a director of our corporation; and

3.	Any associate or affiliate of any of the foregoing persons.

The shareholdings of our sole director and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management".  To our knowledge, the sole director has not advised that he intends to oppose the Amendments, as more particularly described herein.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholder, September 19, 2014, the Company had 554,052,836 shares of Common Stock issued and outstanding, and there were 100,000 shares of Series A Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Each share of Series A Preferred stock are entitled to 5,000 votes for each share on all matters submitted to a stockholder vote.

On September 19, 2014, the holders of 50.55% of the voting rights equivalent to 5.92% of the outstanding shares of our common stock and 100% of the outstanding shares of our Series A Preferred Stock, each share of Series A Preferred Stock having the equivalent of 5,000 votes, executed and delivered to the Company the Written Consent approving the action set forth herein. Since the action has been approved by the Majority Stockholder, no proxies are being solicited with this Information Statement.

Section 78.320 of the Nevada Revised Statutes provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of September 19, 2014, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

 For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of September 19 2014. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of September 19, 2014 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise specified, the address of each of the persons set forth below is care of the company at the address of: Ave Sarasota No. 20, Santo Domingo, Dominican Republic.

Name of Beneficial Owner and Address	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock (1)	Amount and Nature of Beneficial Ownership of Preferred Stock	Percent of Preferred Stock (2)	Percent Voting Rights of Common Stock (2)

5% Shareholders
Gexplo, SRL (3)	32,819,520	5.92%	0	0%	3.11%

Directors and Executive Officers
Alain French	32,819,520	5.92%	100,000	100%	50.55%

Mario Rafael Mendez	0	0%	0	0	0%

All directors and officers as a group	32,819,520	5.92%	100,000	100%	50.55%

1)

Based on 554,052,836 shares of common stock issued and outstanding as of September 19, 2014 Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

2)

Based on 100,000 shares of Series A Preferred Stock issued and outstanding as of September 19, 2014. Each share of Series A Preferred Stock has voting rights of 5,000 votes per share. The total aggregate number of votes for the Series A Preferred Stock is 500,000,000.

3)	Alain French is the beneficial owner of all shares held by Gexplo, SRL.

INFORMATION STATEMENT COSTS

The cost of delivering this Information Statement, including the preparation, assembly and mailing of the Information Statement, as well as the cost of forwarding this material to the beneficial owners of our common stock will be borne by us. We may reimburse brokerage firms and others for expenses in forwarding Information Statement materials to the beneficial owners of our common stock.

HOUSEHOLDING OF INFORMATION STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements. This means that only one copy of our information statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to Santo Mining Corp.,  Ave. Sarasota #20, Torre Empresarial, Suite 1103, Santo Domingo, Dominican Republic, Attention: Alain French. Any stockholder who wants to receive separate copies of our Information Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address or email: info@santominingcorp.com.

By Order of the Board of Directors

Date: October 8, 2014	/s/ Alain French
Alain French
President and Chief Executive Officer